Exhibit 99.3

Altairnano to Provide Proterra with Battery Modules for Electric Buses

RENO, Nev. – August 6, 2009 – Altair Nanotechnologies, Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, today announced it has been selected by Proterra, a leading manufacturer of zero emission commercial transportation solutions, to deliver advanced battery modules for electric buses. The value of the contract is $898,400.

Under terms of the agreement, Altairnano will supply Proterra with advanced battery modules. Each module features Altairnano’s 1P10S module configuration. The modules will be used by Proterra for building several EV and hybrid EV buses for municipalities and transportation authorities. The buses are predominately all-electric, 35-foot Proterra FCBE 35 transit buses.

Today’s announcement follows 18-months of demonstration and testing of Altairnano’s lithium-titanate battery modules by Proterra. Recent demonstrations of the FCBE 35 transit bus utilizing Altairnano’s lithium-titanate battery technology at the Pennsylvania Transportation Institute at Pennsylvania State University achieved over 20 miles per gallon in fuel economy equivalency testing. This achievement is recognized to be up to 400 percent better than today’s conventional diesel or competitor’s hybrid transit buses.

“Altairnano’s battery technology is a great fit supporting Proterra’s expertise in the design and manufacturing of efficient, cost-effective, and environmentally responsible transit solutions,” said Jeff Granato, CEO, Proterra. “Distinctive performance attributes of Altairnano’s battery technology specific to our requirements include fast charging, long cycle life, and durability.”

Designed for use in light duty and commercial HEV & EV applications, the 1P10S module withstands the rigors of commercial transportation by offering high cycle life, reliability, and high power. The 1P10S module configuration features an operating temperature range between -40 degrees Celsius to +55 degrees Celsius, which enables battery modules to operate effectively in broad temperature extremes, from cold Boston winters to the summer heat of the Southwest. The battery modules utilize Altairnano’s 50Ah cell, feature a 10-minute charge and provide a cycle life up to 9,000 100% depth of discharge cycles. Each module operates at 24 volts.

“Compared to other EV and HEV transportation applications, mass-transit reflects a more rapid path to the commercialization of our technology,” said Terry Copeland, president and CEO. “Not only does it provide important top-line revenue, but it also helps us build better power and energy management systems.  Batteries for mass transit applications require safety, ruggedness, and reliability. These are the same attributes required for the energy and utility sector.”

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

ALTI Provides Proterra with Battery Modules

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that use and performance of the battery modules referenced in this release will differ from those anticipated because of use, configuration, environmental and other factors within the control of Proterra or purchasing municipalities or that exist in real-world usage that were not anticipated in a testing environment; that development of the advanced lithium ion-based batteries and related products described herein will not be completed for technical, political, strategic or other reasons; that any products developed will not perform as expected in future testing or real-world applications; and that even if full commercialization occurs, product sales may be limited and costs associated with production may exceed revenues. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:
Brion D. Tanous
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Media Relations
Jeff Brunings
Director, Strategic Marketing
Altair Nanotechnologies, Inc.
775.856.2500
mediarelations@altairnano.com

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